                                                                    EXHIBIT 4.2




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                             SNYDER OIL CORPORATION

                                      and

                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                    Trustee

                               -----------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of June 10, 1997

                                       to

                      Indenture dated as of June 10, 1997


                               -----------------

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       THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 10, 1997, is between
SNYDER OIL CORPORATION, a Delaware corporation (hereinafter called the "Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association company (hereinafter called the "Trustee").


                                    RECITALS

       WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of June 10, 1997 (the "Original Indenture" and as supplemented by this First Supplemental Indenture, the "Indenture"), providing for the issuance and sale by the Company from time to time of its debt securities (the "Securities"), issuable in one or more series;

       WHEREAS, all capitalized terms used herein which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture unless otherwise defined herein;

       WHEREAS, Section 901(5) of the Original Indenture permits the execution of supplemental indentures to change or eliminate any of the provisions of the Original Indenture, provided that such change or elimination shall become effective only when there is no Security Outstanding prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision; and

       WHEREAS, there is currently no Security Outstanding prior to the execution of the First Supplemental Indenture.

       NOW, THEREFORE, the Company and the Trustee hereby agree that the following provisions supplement and/or replace the Original Indenture:

                                   ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

       Section 1.1 Definitions. The following definitions are added to, or substituted in lieu of definitions contained in, Section 101 of the Indenture:

       "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

       "Bank Credit Facility" means that certain Fifth Restated Credit Agreement, as amended among the Company, NationsBank of Texas, N.A., as agent, and the other banks named therein, as the same may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time.

       "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

       "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any Property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

       "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

       "Fair Market Value" means the fair market value of a Property (including shares of Capital Stock) as determined by the Board of Directors of the Company and evidenced by a Board Resolution in good faith, which determination shall be conclusive for purposes of this Indenture; provided, however, that unless otherwise specified herein, the Board of Directors shall be under no obligation to obtain any valuation or assessment from any investment banker, appraiser or other third party.

       "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are effective on the date of this First Supplemental Indenture.

       "Indebtedness" means, with respect to any Person, without duplication,
(i) all liabilities of such Person for borrowed money or for the deferred purchase price of Property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business), and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock outstanding on the date of this First Supplemental Indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all obligations of such Person





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evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (iii) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but excluding trade accounts payable arising in the ordinary course of business,
(iv) all Capitalized Lease Obligations of such Person, (v) the Attributable Indebtedness (in excess of any Capitalized Lease Obligations) related to any Sale and Leaseback Transaction of such Person, (vi) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Lien upon Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured), (vii) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment), any warranties or guaranties of production or payment by such Person with respect to a Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment, (viii) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (ix) all obligations of such Person under or in respect of currency exchange contracts, oil and natural gas price hedging arrangements and Interest Rate Protection Obligations (x) Preferred Stock of any Restricted Subsidiary of the Company (other than Preferred Stock held by the Company or any of its Restricted Subsidiaries) and
(xi) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of such Person of the types referred to in clauses
(i) through (x) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock. Subject to clause (vii) of the first sentence of this definition, neither Dollar-Dominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

       "Insolvency or Liquidation Proceeding" mean, with respect to any Person,
(a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such or its assets or
(b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.





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       "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any Property of any kind. A Person shall be deemed to own subject to a Lien any Property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

       "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Securities.

       "Permitted Junior Securities" means any equity securities or subordinated debt securities of the Company or any successor obligor with respect to the Senior Indebtedness provided for by a plan of reorganization or readjustment that, in the case of any such subordinated debt securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same degree as, or to a greater extent than, the Securities are so subordinated as provided in this Indenture.

       "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

       "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

       "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the term of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

       "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which properties or assets are sold or transferred by such Person or a Subsidiary of such Person and are thereafter leased back from the purchaser or transferee thereof by such Person or one of its Subsidiaries.





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       "Senior Indebtedness" means the principal of (and premium, if any, on)
and interest on (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law) and other amounts due on or in connection with (including any fees, premiums, expenses, including costs of collection, and indemnities) any Indebtedness of the Company, whether outstanding on the date of this First Supplemental Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the, same is outstanding expressly provides that such Indebtedness will be pari passu with or expressly subordinated in right of payment to the Securities. Notwithstanding the foregoing, "Senior Indebtedness" will not include (i) Indebtedness evidenced by the Securities; (ii) Indebtedness of the Company that is Pari Passu Indebtedness or is expressly subordinated in right of payment to any other Indebtedness of the Company, (iii) Indebtedness that is represented by Redeemable Capital Stock, (iv) Indebtedness of the Company to any Subsidiary of the Company or any other Affiliate of the Company or any subsidiary of such Affiliate and (v) Indebtedness which when incurred and without regard to any election under Section 1111(b) of the Federal Bankruptcy Code is without recourse to the Company.

       "Specified Senior Indebtedness" means (i) all Senior Indebtedness of the Company in respect of the Bank Credit Facility and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings, or replacements (each, for purposes of this definition, a "refinancing") thereof by the Company, including any successive refinancings thereof by the Company and (ii) any other Senior Indebtedness and any refinancings thereof by the Company having a principal amount of at least $10,000,000 as of the date of determination and provided that the agreements, indentures or other instrument evidencing such Senior Indebtedness or pursuant to which such Senior Indebtedness was issued specifically designates such Senior Indebtedness as "Specified Senior Indebtedness" for purposes of this First Supplemental Indenture.

       "Subsidiary Guarantor" means any subsidiary guaranteeing a series of Securities in accordance with the terms specified in an indenture supplemental hereto pursuant to which Securities may be issued in accordance with Section 301.

       "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.





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                                   ARTICLE II

                                 THE SECURITIES

       Section 2.1 Terms of Series -Defeasance and Discharge. Paragraph 16 of Section 301 of the Indenture is hereby deleted and replaced with the following:

       (16) any additional conditions to discharge pursuant to Section 402 or 404;

       Section 2.2   Terms of Series -Subsidiary Guarantors.  A new paragraph
(19) is added to Section 301 of the Indenture as follows:

       (19) whether the Securities of the series are to be guaranteed by Subsidiary Guarantors, and the terms of such guarantees.


                                  ARTICLE III

                       DEFEASANCE AND COVENANT DEFEASANCE

       Section 3.1 Defeasance and Covenant Defeasance. The following replaces Article Four of the Indenture:

SECTION 401.  Company's Option to Effect Defeasance or Covenant Defeasance.

       The Company may, at its option by Board Resolution, at any time, with respect to Securities of a particular series, elect to have either Section 402 or Section 403 hereof be applied to all Outstanding Securities of a particular series, upon compliance with the conditions set forth below in this Article Four.

SECTION 402.  Defeasance and Discharge.

       Upon the Company's exercise under Section 401 hereof of the option applicable to this Section 402, the Company and the Subsidiary Guarantors, if any shall be deemed to have been discharged from their respective obligations with respect to all Outstanding Securities of a particular series on the date the conditions set forth in Section 404 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company and any Subsidiary Guarantor shall be deemed (i) to have paid and discharged their respective obligations under the Outstanding Securities; provided, however, that the Securities of such series shall continue to be deemed to be "Outstanding" for purposes of Section 405 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and (ii) to have satisfied all their other obligations under such Securities of such series and this Indenture insofar as such Securities of such series are concerned (and the Trustee, at the expense and direction of the Company, shall execute proper





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
instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 404 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium if any, on) and interest on such Securities of such series when such payments are due (or at such time as the Securities of such series would be subject to redemption at the option of the Company in accordance with this Indenture), (b) the respective obligations of the Company and any Subsidiary Guarantor under Sections 303, 304, 305, 306, 307, 508, 515, 607, 610, 611, 1002, 1003, (c) the
rights, powers, trusts, duties and immunities of the Trustee hereunder, and (d) the obligations of the Company and any Subsidiary Guarantor under this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 hereof with respect to the Securities of such series.

SECTION 403.  Covenant Defeasance.

       Upon the Company's exercise under Section 401 hereof of the option applicable to this Section 403, the Company and any Subsidiary Guarantor shall be released from their respective obligations under any covenant contained in Article Eight, and in any other covenant specified in a supplemental indenture hereto hereof with respect to the Outstanding Securities of a particular series on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities of such series shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of a particular series, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply, shall not constitute a Default or an Event of Default for failing to comply with the terms, agreements and conditions contained in this Indenture, but, except as specified above, the remainder of this Indenture and such Securities of such series and any Securities of any other series shall be unaffected thereby.

SECTION 404.  Conditions to Defeasance or Covenant Defeasance.

       The following shall be the conditions to application of either Section 402 or Section 403 hereof to the Outstanding Securities of a particular series:

       (i) The Company or any Subsidiary Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 hereof who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities of such series, (a) cash in U.S.





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
Dollars in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Securities of such series on the Stated Maturity thereof (or Redemption Date, if applicable), provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payment with respect to the Securities of such series. If the Securities of a particular series are redeemable before their Stated Maturity in accordance with their terms, the Company may give, before such a deposit, to the Trustee, in accordance with Section 1102 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given affect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the amount of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

       (ii) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(5) and 501(6) are concerned, at any time during the period ending on the 91st day after the date of such deposit.

       (iii) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company or any Subsidiary Guarantor.

       (iv) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.





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
       (v) In the case of an election under Section 402 hereof the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this Indenture there has been a change in the applicable federal income tax laws, in either case providing that the Holders of the Outstanding Securities of the particular series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (1) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (2) the Trustee shall be under no obligation to investigate the basis of correctness of such ruling).

       (vi) In the case of an election under Section 403 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders or the Outstanding Securities of the particular series will not recognize income or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

       (vii) The Company has complied with any other conditions specified pursuant to Section 301 to be applicable to the discharge of Securities of such series pursuant to this Section 404.

       (viii) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent provided for relating to either the legal defeasance under
Section 402 hereof or the covenant defeasance under Section 403 (as the case may be) have been complied with.

SECTION 405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

       Subject to the provisions of the last paragraph of Section 1003 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 405, the "Trustee") pursuant to Section 404 hereof in respect of the Outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

       The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 404 hereof or the principal and interest received in respect thereof other than any such tax,





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
fee or other charge which by law is for the account of the Holders of the Outstanding Securities of a particular series.

       Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 404 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article Four.

SECTION 406.  Reinstatement.

       If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 405 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Subsidiary Guarantors' obligations under this Indenture and the Securities of a particular series shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 or 403 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 405 hereof; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of (or premium if any, on) or interest on any Security of a particular series following the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE IV

                          SUBORDINATION OF SECURITIES

       Section 4.1 Subordination. The following replaces Article Thirteen of the Indenture:

SECTION 1301.  Securities Subordinate to Senior Indebtedness.

       The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness, that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of (and premium, if any, on) and interest on, and any Additional Amounts with respect to, each and all of the Securities are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of the issuance of Securities of a particular series or thereafter created, incurred. assumed or guaranteed; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal





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of (and premium, if any, on) and interest on the Securities in all respects shall rank equally with, or prior to, all existing and future unsecured Indebtedness (including, without limitation, Indebtedness) of the Company that is subordinated to Senior Indebtedness.

       This Article Thirteen shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 1302. Payment over of Proceeds upon Dissolution, etc.

       Upon any distribution of Properties of the Company or payment on behalf of the Company with respect to the Securities in the event of any Insolvency or Liquidation Proceeding with respect to the Company:

       (i) the holders of Senior Indebtedness shall be entitled to receive payment in full of such Senior Indebtedness, or provision must be made for such payment, before the Holders of the Securities are entitled to receive any direct or indirect payment or distribution of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities or from any defeasance trust created pursuant to Article Four hereto) on account of principal of (or premium, if any, on) or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities; and

       (ii) any direct or indirect payment or distribution of Properties of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities or from any defeasance trust created pursuant to Article Four hereto), by set-off or otherwise, to which the Holders or the Trustee, on behalf of the Holders, would be entitled but for the provisions of this Article shall be paid by the Company or by any liquidating trustee or agent or other Person making such payment or distribution whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate. amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

       (iii) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of Properties of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, in respect of principal of (and premium, if any, on) or interest on the Securities before all Senior Indebtedness is paid or provided for in full, then and in such event such payment or distribution (other than a payment or distribution in the form of Permitted Junior Securities or from any defeasance trust created pursuant to Article Four hereto) shall be paid over or delivered forthwith to the holders of all Senior Indebtedness remaining unpaid, or their representatives, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

       The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all its Properties to another Person or group of Affiliated Persons pursuant to, and in compliance with, the terms and conditions set forth in Article Eight hereof shall not be deemed an Insolvency or Liquidation Proceeding (requiring the repayment of all Senior Indebtedness in full as a prerequisite to any payments being made to the Holders) for the purposes of this Section.

SECTION 1303. Suspension of Payment When Senior Indebtedness in Default.

       (i) Unless Section 1302 hereof shall be applicable, upon (a) the occurrence of a Payment Event of Default and (b) receipt by the Trustee of written notice of such occurrence, then no payment or distribution of any Properties of the Company of any kind or character (other than Permitted Junior Securities or from any defeasance trust created pursuant to Article Four hereto) shall be made by the Company on account of principal of (or premium, if any, on) or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities unless and until such Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been paid in full or otherwise discharged, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

       (ii) Unless Section 1302 hereof shall be applicable, upon (a) the occurrence of a Nonpayment Event of Default and (b) receipt by the Trustee and the Company of written notice of such occurrence from one or more of the holders of Specified Senior Indebtedness (or their representative), then no payment or distribution of any Properties of the Company of any kind or character (other than Permitted Junior Securities or from any defeasance trust created pursuant to Article Four hereto) shall be made by the Company on account of any principal of (or premium, if any, on) or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities for the period specified below (the "Payment Blockage Period"). The Payment Blockage Period will commence upon the earlier of the dates of receipt by the Trustee or the Company of such notice (the "Payment Blockage Notice") from one or more of the holders of Specified Senior Indebtedness (or their representative) and shall end on the earliest of (a) 179 days thereafter, (b) the date, as set forth in a written notice from the holders of the Specified Senior Indebtedness (or their representative) to the Company or the Trustee, on which such Non-payment Event of Default is cured, waived in writing or ceases to exist or such Specified Senior Indebtedness is discharged or (c) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from one or more of the holders (or their representative) initiating such Payment Blockage Period, after which the Company will resume

(unless otherwise prohibited pursuant to the immediately preceding paragraph) making any and all required payments in respect of the Securities, including any missed payments. In any event, not more than one Payment Blockage Period may be commenced during any period of 360 consecutive days. No Non-payment Event of Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or can be, made the basis for the commencement of a subsequent Payment Blockage Period.

       (iii) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 1303, then and in such event such payment shall be paid over and delivered forthwith to the Company. In the event that the Company shall make any payment in respect of the Securities to the Trustee and the Trustee shall receive written notice of a Payment Event of Default or a Non-payment Event of Default from one or more of the holders of Specified Senior Indebtedness (or their representative) prior to making any payment to Holders in respect of the Securities and prior to 11:00 a.m., Eastern time, on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose, such payments shall be paid over by the Trustee and delivered forthwith to the Company.

SECTION 1304. Payment Permitted If No Default.

       Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any Insolvency or Liquidation Proceeding referred to in Section 1302 hereof or under the conditions described in Section 1303 hereof, from making payments at any time of principal of (and premium, if any, on) or interest on the Securities.

SECTION 1305. Subrogation to Rights of Holders of Senior Indebtedness.

       After the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness to substantially the same extent as the Securities are so subordinated and which is entitled to like rights of subrogation as a result of the payments made to the holders of Senior Indebtedness) to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to Senior Indebtedness until all amounts owing on the Securities shall be paid in full. For purposes of such subrogation, no payment or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article which otherwise would have been made to the Holders shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be decreed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 1306. Provisions Solely to Define Relative Rights.

       The provisions of this Article are, and are intended solely, for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (i) impair, as between the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any, on) and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or (ii) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, or
(iii) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness.

SECTION 1307. Trustee to Effectuate Subordination.

       Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee as his attorney-in-fact for any and all such purposes, including, in the event of any Insolvency or Liquidation Proceeding with respect to the Company, the immediate filing of a claim for the unpaid balance of his Securities pursuant to this Indenture in the form required in said proceedings and the causing of said claim to be approved.

SECTION 1308. No Waiver of Subordination Provision.

       (i) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

       (ii) Without in any way limiting the generally of paragraph (i) of this Section, the holders of any Senior Indebtedness, in accordance with the terms of the instrument or agreement evidencing their Senior Indebtedness, may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination or other benefits provided in this Article, or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, exchange, amend, increase or alter, Senior Indebtedness or the terms of any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or any liability of any obligor thereon (unless such change, extension, amendment, increase or other alteration results in such Indebtedness no longer being

Senior Indebtedness as defined in this Indenture), (b) sell, exchange, release or otherwise deal with any Property pledged, mortgaged or otherwise securing Senior Indebtedness, (c) settle or compromise any Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the collection of Senior Indebtedness, and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1309. Notice to Trustee.

       (i) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or one or more of the holders of Senior Indebtedness (or their representative), with respect to a Payment Default, or one or more of the holders of Specified Senior Indebtedness (or their representatives) with respect to a Non-payment Event of Default, or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section prior to 11:00 a.m., Eastern time, on the date which is two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any, on) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it on or after 11:00 a.m. Eastern time two Business Days prior to such payment date.

       (ii) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 1310. Reliance of Judicial Order or Certificate of Liquidating Agent
Bank.

       Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 1311. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

       The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness, which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 hereof.

SECTION 1312. Article Applicable to Paying Agents.

       In case at any time a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1311 hereof shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1313. No Suspension of Remedies.

       Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five hereof or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five hereof.

SECTION 1314. Trust Money Not Subordinated.

       Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article Four hereof by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article Four hereof and not in violation of Section 1303 hereof for the payment of principal of (and premium, if any, on) and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Thirteen, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

              IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    SNYDER OIL CORPORATION



                                    By: /s/ JAMES H. SHONSEY
                                       ------------------------------------
                                        James H. Shonsey
                                        Vice President - Finance



                                    TEXAS COMMERCE BANK NATIONAL
                                    ASSOCIATION



                                    By: /s/ JOHN G. JONES
                                       ------------------------------------
                                        Name:   John G.  Jones
                                                ---------------------------
                                        Title:  Senior Trust Officer
                                                ---------------------------